Exhibit 99.1

First Financial Bancorp Announces Two Transactions with
Irwin Union Bank and Trust Company

▪	Purchase of three banking centers in Indiana

–Carmel

–Greensburg

–Shelbyville

▪	Loan purchase of approximately $150 million in performing commercial loans

▪	Expands presence in strategic locations in existing and adjacent markets

–Further extends reach into central and southeastern Indiana, including the Indianapolis metropolitan market

Cincinnati, Ohio – July 2, 2009 -- First Financial Bancorp (Nasdaq: FFBC) announced today that First Financial Bank, N.A., its wholly owned subsidiary bank, has entered into branch purchase and loan purchase agreements with Irwin Union Bank and Trust Company, the subsidiary bank of Irwin Financial Corporation (NYSE: IFC), Columbus, Indiana. Summaries of both agreements are outlined below.

Loan Purchase Agreement Summary	Branch Purchase Agreement Summary
▪Approximately $150 million in performing loans, selected from the following Indiana markets: - Avon - Greensburg - Carmel - Indianapolis - Columbus - Shelbyville - Franklin ▪Closed on June 30, 2009

▪Three banking centers
-    Includes deposits of approximately $143 million

▪Additional $50 million in select performing commercial and consumer loans

▪Expected to close late in the third quarter of 2009

   First Financial Bank Banking Center Network

Loan Composition

The proposed branch purchase transaction has received approval from the board of directors of each company and is subject to regulatory approval and other customary closing conditions. First Financial expects the proposed purchase of the three banking centers to close late in the third quarter of 2009.

The separate loan purchase agreement whereby First Financial purchased approximately $150 million of performing commercial business loans closed on June 30, 2009. These loans provide relationship opportunities with clients with whom recently hired First Financial loan officers in the company’s South Central Indiana market are already familiar. None of the purchased loans are residential development, land acquisition or development loans and none are 30 days or more delinquent, watch list, substandard, classified, or criticized.

With regard to both transactions, the loans and deposits are being purchased and assumed without premium. First Financial anticipates the combined transactions to be accretive to earnings in 2010, the first full year of integration.

“The purchase of these three banking centers from Irwin is consistent with our growth plan of expanding our presence in strategic locations in both existing and adjacent markets,” said Claude Davis, president and chief executive officer of First Financial Bancorp.

These transactions are a continuation of First Financial’s plan to significantly extend its reach into central and southeastern Indiana where the company already has announced plans to build a new banking center in Columbus, Indiana, later this year. Furthermore, these banking centers are a strategic fit with the company’s recently established Indianapolis market.

First Financial currently operates 29 banking centers in Indiana. Upon closing the proposed Irwin banking center transaction later this quarter and when combined with the Peoples Community Bank transaction expected to close later this month, First Financial will operate a total of 36 banking centers in 27 communities in Indiana.

The Carmel location will become part of First Financial’s growing Indianapolis market.

“Carmel is a fast-growing city and an important part of the Indianapolis community and the metropolitan market,” said Mary Jo Kennelly, Indianapolis market president for First Financial Bank. “This banking center will allow us to accelerate our business plan here significantly.”

First Financial Bank first entered Indianapolis with the opening of a commercial lending office last August. Since then, the company has continued to add staff there and plans to continue to build its existing team of commercial lending officers in Indianapolis throughout the remainder of this year.

Shelbyville and Greensburg will become part of First Financial’s South Central Indiana market, headed by market president, Tom Dowd.

“Shelbyville is located within close proximity of the Indianapolis metropolitan market, and with the opening of a Honda automobile manufacturing plant last year, Greensburg is also a thriving and fast-growing community,” said Dowd. “We look forward to serving business and consumer clients in both of these markets.”

“We are very excited about the expansion opportunities that we anticipate both the Irwin and the Peoples transactions will bring to our franchise,” Davis said. “We look forward to further growth opportunities for our company in all the markets we serve. Earlier this year, we opened a new banking center in the Cincinnati market and announced plans to build additional banking centers later this year in St. Marys, Ohio; Columbus, Indiana; and Edgewood, Kentucky. As of today, we operate 82 banking centers in 9 regional markets serving 53 communities. By the end of this year, we will operate approximately 100 First Financial Bank locations and ATMs serving 63 communities.”

The acquired Irwin banking centers will operate under the First Financial Bank name immediately after the transaction closes. First Financial expects to offer positions to most Irwin associates of the banking centers being acquired.

Forward-Looking Statements
This news release should be read in conjunction with the consolidated financial statements, notes and tables in First Financial Bancorp’s most recent Annual Report on Form 10-K for the year ended December 31, 2008. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which First Financial conducts operations continue to deteriorate, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Financial’s loan portfolio, allowance for loan and lease losses and overall financial purpose; the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on First Financial, its competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depository institution failures; the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates; technology changes; mergers and acquisitions; including our ability to successfully integrate the 17 banking centers which are being acquired from Peoples Community Bank, and the three banking centers which are being acquired from Irwin; the effect of changes in accounting policies and practices; adverse changes in the securities and debt markets; First Financial’s success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; the cost and effects of litigation and of unexpected or adverse outcomes in such litigation; uncertainties arising from First Financial’s participation in the TARP, including impacts on employee recruitment and retention and other business practices, and uncertainties concerning the potential redemption of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; and First Financial’s success at managing the risks involved in the foregoing. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2008 Form 10-K and other public documents filed with the Securities and Exchange Commission (SEC), as well as the most recent Form 10-Q filing for the quarter ended March 31, 2009. These documents are available at no cost within the investor relations section of First Financial’s website at www.bankatfirst.com/investor and on the SEC's website at www.sec.gov.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company with $3.8 billion in assets. Its banking subsidiary, First Financial Bank, N.A., founded in 1863, provides retail and commercial banking products and services, and investment and insurance products through its 82 retail banking locations in Ohio, Kentucky and Indiana. The bank’s wealth management division, First Financial Wealth Resource Group, provides investment management, traditional trust, brokerage, private banking, and insurance services, and has approximately $1.6 billion in assets under management. Additional information about the company, including its products, services, and banking locations, is available at www.bankatfirst.com/investor.

Additional Information - First Financial Bancorp
Investors/Analysts Patti Forsythe Vice President, Investor Relations 513-979-5837 patti.forsythe@bankatfirst.com	Media Cheryl Lipp First Vice President, Marketing Director 513-979-5797 cheryl.lipp@bankatfirst.com